Schedule 14A Information

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934 (Amendment No. )

TEMPLETON INCOME FUND

IMPORTANT SHAREHOLDER INFORMATION

     These materials are for a Special Meeting of Shareholders (the “Meeting”) of Templeton Income Fund (the “Fund”), a series of Templeton Global Investment Trust, scheduled for June 10, 2011, at [ ] p.m., Eastern time. The enclosed materials discuss the proposal (the “Proposal”) to be voted on at the meeting, and contain the Notice of Meeting, proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how you wish to vote on important issues relating to the Fund. If you specify a vote on the Proposal, your proxy will be voted as you indicate. If you simply sign, date and return the proxy card, but do not specify a vote on the Proposal, your proxy will be voted FOR the Proposal.

     We urge you to spend a few minutes reviewing the Proposal in the proxy statement. Then, please fill out and sign the proxy card and return it to us so that we know how you would like to vote. When shareholders return their proxies promptly, the Fund may be able to save money by not having to conduct additional mailings.

     We welcome your comments. If you have any questions, call Fund Information at 800 DIAL BEN® (800) 342-5236.

TELEPHONE AND INTERNET VOTING

For your convenience, you may be able to vote by telephone or through the Internet, 24 hours a day. If your account is eligible, instructions are enclosed.

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     If you have any questions, would like to vote your shares, or wish to obtain directions to be able to attend the Meeting and vote in person, please call The Altman Group, Inc., toll free at [ ].

PROXY STATEMENT

TABLE OF CONTENTS

TEMPLETON INCOME FUND

PROXY STATEMENT

‹INFORMATION ABOUT VOTING

Who is asking for my vote?

     The Board of Trustees (the “Board” or “Trustees”) of Templeton Global Investment Trust (the “Trust”), has requested your vote in connection with the Special Meeting of Shareholders of Templeton Income Fund (the “Fund”), a series of Trust (the “Meeting”).

Who is eligible to vote?

     Shareholders of record of the Fund at the close of business on March 29, 2011, are entitled to be present and to vote at the Meeting or any adjourned Meeting. Each share of record is entitled to one vote (and a proportionate fractional vote for each fractional share) on each matter presented at the Meeting. The Notice of Meeting, the proxy card, and the proxy statement were first mailed to shareholders of record on or about April 14, 2011.

On what issue am I being asked to vote?

     You are being asked to vote on a Proposal to approve an amendment to the Fund’s current fundamental investment goal to clarify that the Fund seeks both income and capital appreciation.

How do the Trustees recommend that I vote?

     The Trustees unanimously recommend that you vote FOR the amendment to the Fund’s fundamental investment goal.

How do I ensure that my vote is accurately recorded?

     You may attend the Meeting and vote in person or you may complete and return the enclosed proxy card. If you are eligible to vote by telephone or through the Internet, instructions are enclosed.

     Proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified. If you simply sign, date and return the proxy card, but do not specify a vote on the Proposal, your proxy will be voted FOR the Proposal.

May I revoke my proxy?

     You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy (by Internet (if eligible), telephone (if eligible) or mail) to the Fund that is received by the Fund at or prior to the Meeting, or by attending the Meeting and voting in person.

What if my shares are held in a brokerage account?

     If your shares are held by your broker, then in order to vote in person at the Meeting, you will need to obtain a “Legal Proxy” from your broker and present it to the Inspector of Election at the Meeting. Also, in order to revoke your proxy, you may need to forward your written revocation or a later-dated proxy card to your broker rather than to the Fund.

‹ THE PROPOSAL: To amend the Fund’s current fundamental investment goal to clarify that the Fund seeks both income and capital appreciation.

     Why is the Board of Trustees recommending the proposed amendment to the Fund’s fundamental investment goal?

The Fund’s current fundamental investment goal reads:

“The Fund’s investment goal is to generate current income while maintaining prospects for capital appreciation.”

     Although the Fund’s current fundamental investment goal contemplates that the Fund will seek both income and capital appreciation, management believes that in view of the Fund’s name, there might be a misperception by investors or in the market that the Fund’s principal goal is the generation of income. In this regard, the proposed amendment would clarify that the Fund’s emphasis is to seek both income and capital appreciation.

     The proposed amended fundamental investment goal (the “Amended Goal”) would read:

“The Fund’s investment goal is to seek both income and capital appreciation.”

     The proposed Amended Goal is substantially similar to the Fund’s current fundamental investment goal, however, management believes that the modification provides a clearer indication that the Fund seeks both current income and capital appreciation and will help investors and the market better understand the Fund’s investment strategy. It is not anticipated that the approval of the Amended Goal would involve additional material risk to the Fund or, except as discussed below, affect the way it is currently managed or operated. The Fund would continue, under normal market conditions, to invest in a diversified portfolio of debt and equity securities worldwide.

     What effect will amending the current fundamental investment goal have on the Fund?

     The Fund has historically invested in a diversified portfolio of debt and equity securities. As discussed earlier, management believes that there may be a misperception by investors or in the market that the Fund principally invests to generate income. The proposed amendment to the Fund’s investment goal and the additional changes described below are being made primarily to ensure that investors understand the nature of the Fund by clarifying its current investment goal, strategies and policies. The way in which the Fund is managed is not expected to change due to any or all of these clarifications.

     Subject to shareholder approval of the Amended Goal, the Board has approved changing the name of the Fund to Templeton Global Balanced Fund to better reflect that the Fund’s emphasis is to seek both income and capital appreciation. Upon shareholder approval of the Amended Goal, the name of the Fund will be changed to “Templeton Global Balanced Fund” and the name of each class of shares of the Fund (Classes A, C, R and Advisor) will change as follows:

     If the Amended Goal is not approved by Fund shareholders, the Fund’s name will not change and management will consider what additional steps to take with respect to the Fund.

     If the Amended Goal is approved by Fund shareholders the Fund’s name will be changed and, in order to satisfy the U.S. Securities and Exchange Commission’s (the “SEC”) positions regarding the use of the terms “global” and “balanced,” the Fund will adopt two additional non-fundamental investment policies as described below. Adoption of these new non-fundamental investment policies does not require shareholder approval and they may be changed in the future, upon Board approval.

     The SEC has noted that the terms “global” and “balanced” in a fund’s name do not suggest a particular investment focus but has taken the position that a fund that holds itself out as a “global” fund should have its assets in investments that are tied economically to a number of countries throughout the world, including that not less than 40% of its assets be in non-U.S. investments. Additionally, a fund that holds itself out as

* Management intends to create a new Class C for future investors, who will be subject to a different pricing structure. Existing Class C shareholders would be designated as holders of “Class C1” shares and would continue to be subject to a distribution and service (12b-1) fee of up to 0.65% per year, as disclosed in the current prospectus.

“balanced” should invest at least 25% of its assets in fixed income senior securities and at least 25% of its assets in equity securities. In this regard, subject to shareholder approval of the Amended Goal, the Fund will adopt the following non-fundamental investment policies in order to satisfy the SEC’s positions regarding the use of the terms “global” and “balanced:”

  The Fund invests at least 25% of its assets in fixed income senior securities and at least 25% of its assets in equity securities.
  At least 40% of the Fund’s assets are invested in non-U.S. investments.

     The adoption of these new non-fundamental investment policies is not anticipated to have a material impact on the day-to-day investment operations of the Fund. As noted above, the Fund would continue, under normal market conditions, to invest in a diversified portfolio of debt and equity securities worldwide.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT

YOU VOTE IN FAVOR OF AMENDING THE FUND’S INVESTMENT GOAL.

¡FURTHER INFORMATION ABOUT VOTING AND THE MEETING

     Solicitation of Proxies. Your vote is being solicited by the Trustees. The cost of soliciting proxies, including the fees of a proxy soliciting agent, is borne by the Fund. The Fund reimburses brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies. The Fund expects that the solicitation would be primarily by mail, but may also include telephone, facsimile, electronic or other means of communication. The Fund does not reimburse Trustees and officers of the Fund or regular employees and agents of the Investment Manager involved in the solicitation of proxies. The Fund intends to pay all costs associated with the solicitation and the Meeting.

     The Altman Group, Inc. (the “Solicitor”), has been engaged to assist in the solicitation of proxies, at an estimated cost of $37,986 to $70,105, including expenses. As the date of the Meeting approaches, certain Fund shareholders may receive a telephone call from a representative of the Solicitor if their votes have not yet been received.

     Authorization to permit the Solicitor to execute proxies may be obtained by telephonic instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Board believes that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

     In all cases where a telephonic proxy is solicited, the Solicitor representative is required to ask for each shareholder’s full name and address and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Solicitor representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to the Solicitor, then the

Solicitor representative may ask for the shareholder’s instructions on the Proposal. Although the Solicitor representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than reading any recommendation set forth in the proxy statement. The Solicitor will record the shareholder’s instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm their vote and asking the shareholder to call the Solicitor immediately if their instructions are not correctly reflected in the confirmation.

     If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, the shareholder may still submit the proxy card originally sent with the proxy statement by mail, by Internet, or by telephone instruction, or attend in person.

     Voting by Broker-Dealers. The Fund expects that, before the Meeting, broker-dealer firms holding shares of the Fund in “street name” for their customers will request voting instructions from their customers and beneficial owners. Certain broker-dealers may exercise discretion over shares held in their name for which no instructions are received by voting these shares in the same proportion as they vote shares for which they received instructions.

     Quorum. The holders of 40% of the outstanding shares of the Fund entitled to vote at the Meeting, present in person or represented by proxy, constitutes a quorum at the Meeting for purposes of acting upon the Proposal. The shares over which broker-dealers have discretionary voting power, the shares that represent “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and the shares whose proxies reflect an abstention on any item will all be counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.

     Method of Tabulation. Abstentions and broker non-votes will be treated as votes present at the Meeting, but will not be treated as votes cast, and therefore may have the same effect as a vote “against” a proposal that requires an affirmative majority vote of outstanding shares or of shares present and entitled to vote at the Meeting. The Proposal requires that the shareholders of the Fund approve such Proposal by the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund; or (ii) 67% or more of the outstanding shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy. The Fund does not anticipate receiving any broker non-votes.

     Adjournment. The Meeting may be adjourned from time to time for any reason whatsoever by vote of the holders of a majority of the shares present (in person or by proxy and entitled to vote at the Meeting), or by the Chairman of the Board or certain officers, whether or not a quorum is present. Such authority to adjourn the Meeting may be used in the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes have not been received to approve the Proposal, or for any other reason consistent with applicable state law and the Fund’s By-Laws, including to allow for the further solicitation of proxies. Any adjournment may be made with respect to any business which might have been transacted at the Meeting, and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Meeting prior to adjournment. The persons designated as proxies may use their discretionary authority to vote as instructed by management of the Fund on questions of adjournment and on any other proposals raised at the Meeting to the extent permitted by the SEC’s proxy rules, including proposals for which management of the Fund did not have timely notice, as set forth in the SEC’s proxy rules.

ADDITIONAL INFORMATION ABOUT THE FUND

     The Investment Manager. The Investment Manager of the Fund is Templeton Global Advisors Limited (“TGAL”), P.O. Box N-7759, Lyford Cay, Nassau, Bahamas. Pursuant to an investment management agreement, the Investment Manager manages the investment and reinvestment of the Fund’s assets. The Investment Manager is an indirect, wholly owned subsidiary of Franklin Resources, Inc. (“Resources”).

     Under a separate agreement with TGAL, Franklin Advisers, Inc. (“Advisers”), One Franklin Parkway, San Mateo, California 94403-1906, is the sub-advisor to the Fund. Advisers provides TGAL with investment advice and assistance and is a direct, wholly owned subsidiary of Resources.

     The Administrator. The administrator of the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091. FT Services is an indirect, wholly owned subsidiary of Resources and an affiliate of the Investment Manager and Advisers. Pursuant to an administration agreement, FT Services performs certain administrative functions for the Fund.

     The Underwriter. The underwriter for the Fund is Franklin/Templeton Distributors, Inc., One Franklin Parkway, San Mateo, California 94403-1906. The underwriter is a wholly owned subsidiary of Resources.

     Transfer Agency Services. Franklin Templeton Investor Services, LLC, an indirect wholly owned subsidiary of Resources, is the shareholder servicing and transfer agent and dividend-paying agent for the Fund.

     The Custodian. JPMorgan Chase Bank, MetroTech Center, Brooklyn, NY 11245, acts as the custodian of the securities and other assets of the Fund.

     Other Matters. The Fund’s last audited financial statements and annual report for the fiscal year ended March 31, 2010, are available free of charge. To obtain a copy, please call (800) DIAL BEN® (800) 342-5236 or forward a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

     Principal Shareholders. The table below shows the outstanding shares and classes of the Fund as of the March 29, 2011, record date:

     From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding of any class of the Fund. To the knowledge of the Fund’s management, as of [    ], there were no other entities except as set forth in the table below, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

     In addition, to the knowledge of the Fund’s management, as of [ ], no Trustee of the Trust owned 1% or more of the outstanding shares of any class of the Fund (except as shown in the table above). The Trustees and officers of the Trust owned, as a group, [          %] of the Advisor class shares of the Fund and less than 1% of the other classes of shares of the Fund.

     Contacting the Board. If a shareholder wishes to send a communication to the Board of Trustees of the Trust, such correspondence should be in writing and addressed to the Board at the Trust’s offices, 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091, Attention: Secretary. The correspondence will be given to the Board for review and consideration.

     Shareholder Proposals. The Fund is not required and does not intend to hold regular annual meetings of shareholders. A shareholder who wishes to submit a proposal for consideration for inclusion in the Fund’s proxy statement for the next meeting of shareholders of the Fund should send his or her written proposal to the Fund’s offices, 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091, Attention: Secretary, so that it is received within a reasonable time in advance of such meeting in order to be included in the Fund’s proxy statement and proxy card relating to that meeting and presented at the meeting. A shareholder proposal may be presented at a meeting of shareholders only if such proposal concerns a matter that may be properly brought before the meeting under applicable federal proxy rules, state law and the Fund’s governing instruments.

     Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the Fund’s proxy statement or presented at the meeting.

     No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any questions as to an adjournment or postponement of the Meeting, the persons designated as proxies named on the enclosed proxy cards will vote on such matters in accordance with the views of management.

By Order of the Board of Trustees,

Robert C. Rosselot
Secretary

April 14, 2011

TGIT/TIF 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 10, 2011

The Fund’s Notice of Special Meeting of Shareholders, Proxy Statement and Proxy are available on the Internet at http://www.[       ]. The form of proxy on the Internet site cannot be used to cast your vote.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

     IMPORTANT: PLEASE SIGNAND DATE YOUR PROXY TODAY AND PROMPTLY RETURN IT IN THEACCOMPANYING ENVELOPE.

NO POSTAGE IS REQUIRED.

The undersigned hereby revokes all previous proxies for his/her shares of Templeton Income Fund (the “Fund”) and appoints KIMBERLY H. NOVOTNY,

ROBERT C. ROSSELOT and LORI A. WEBER, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the Fund that the undersigned is entitled to vote at the Fund’s Special Meeting of Shareholders (the “Meeting”) to be held at the office of Franklin Templeton Investments, 100 Fountain Parkway, 1st Floor, St. Petersburg, FL 33716 at [ ], Eastern time, on June 10, 2011, including any postponements or adjournments thereof, upon the matter set forth below and instructs them to vote upon any other matters that may properly be acted upon at the Meeting.

This proxy is solicited on behalf of the Board of Trustees of Templeton Global Investment Trust, on behalf of the Fund. It will be voted as specified. If you specify a vote on the Proposal your proxy will be voted as specified. If no specification is made, this proxy shall be voted FOR the Proposal. If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Please detach at perforation before mailing.